 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INVESTMENT MANAGERS SERIES TRUST II
(Exact name of registrant as specified in its charter)

Delaware	See below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

235 W. Galena Street Milwaukee, WI	53212
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, $0.01 par value of Tradr 2X Long SPY Monthly ETF	The NASDAQ Stock Market LLC	99-3155814

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-191476

Securities to be registered pursuant to Section 12(g) of the Act:

 None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share, of the Tradr 2X Long SPY Monthly ETF (the “Fund”), a series of the Investment Managers Series Trust II (the “Registrant”). An application for listing of the shares of the Fund has been filed with and approved by The NASDAQ Stock Market LLC. A description of the shares of the Fund is incorporated by reference to Post-Effective Amendment No. 420 to the Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on August 14, 2024 (Accession No. 0001213900-24-069016). Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

(1)	Certificate of Trust dated August 13, 2013 is incorporated herein by reference to Exhibit (a)(2) to Registrant’s Registration Statement on Form N-1A filed with the Commission on September 30, 2013.
(2)

Amended and Restated Agreement and Declaration of Trust of Registrant is incorporated herein by reference to Exhibit (a)(1) of Post-Effective Amendment No. 380 on Form N-1A filed with the Commission on February 24, 2023.

(3)	Amended By-Laws of Registrant is incorporated herein by reference to Exhibit (b) of Post-Effective Amendment No. 380 filed with the Commission on February 24, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Investment Managers Series Trust II, on behalf of Tradr 2X Long SPY Monthly ETF

August 20, 2024	/s/ Terrence Gallagher
	Name:	Terrence Gallagher
	Title:	President and Principal Executive Officer